UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2011
FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 819-5500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets
On April 15, 2011, pursuant to the terms of the Agreement and Plan of Merger dated as of August 18, 2010 and as amended on September 27, 2010 (the “Merger Agreement”), by and among First Niagara Financial Group, Inc. (“First Niagara”), NewAlliance Bancshares, Inc. (“NewAlliance”) and FNFG Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into NewAlliance, with NewAlliance as the surviving corporation and as a wholly owned subsidiary of First Niagara (the “Merger”). Immediately following the Merger, NewAlliance Bank, a wholly-owned subsidiary of NewAlliance, was merged with and into First Niagara Bank N.A., a wholly owned subsidiary of First Niagara, with First Niagara Bank surviving (the “Bank Merger”). In addition, upon consummation of the Merger and the Bank Merger, NewAlliance was merged with and into First Niagara, with First Niagara surviving.
Pursuant to the Merger Agreement, each share of NewAlliance common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive either $14.28 in cash or 1.10 shares of First Niagara common stock, at the election of each NewAlliance stockholder, subject to the adjustment, election and allocation procedures specified in the Merger Agreement.
In connection with the Merger, NewAlliance stockholders will receive approximately $200 million in cash consideration and approximately 94 million shares of First Niagara common stock, giving them an approximate 31% stake in First Niagara. The merger consideration allocation provided for above represents an aggregate 86% stock and 14% cash allocation among all outstanding shares of NewAlliance common stock. The cash and stock transaction is valued at approximately $1.5 billion based on First Niagara’s closing stock price of $14.00 per share as of April 15, 2011.
The cash consideration and/or a Direct Registration Transaction Advice evidencing the number of shares of First Niagara common stock owned by former stockholders of record of NewAlliance will be mailed to such stockholders beginning next week. Under the merger agreement, fractional shares of First Niagara common stock will not be issued. Instead, former NewAlliance stockholders will receive cash in lieu of fractional shares based on the average closing price of First Niagara common stock for the ten consecutive trading days ended April 14, 2011.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Additional information regarding completion of the Merger may be found in the press release issued by First Niagara in connection with the announcement of the completion of the Merger, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of New Directors.
On April 15, 2011, and in accordance with the terms of the Merger Agreement, the Board of Directors of First Niagara (the “Board”) increased the size of the Board from ten (10) to thirteen (13) members and appointed Roxanne J. Coady, Carlton L. Highsmith and Nathaniel D. Woodson, each of whom previously served as a director of NewAlliance, as directors of First Niagara, effective as of April 15, 2011.
In connection with their appointments as directors, each of the directors listed above will be entitled to the annual retainer fees of non-executive directors, and be eligible to participate in First Niagara’s Stock Benefit Plan and the Directors’ Deferred Fees Plan. A description of such fees and plans can be found in First Niagara’s Proxy Statement filed March 21, 2011 and is incorporated herein by reference.
Ms. Coady is expected to serve on the Audit Committee and on the Risk Committee, and her term will expire at First Niagara’s 2012 Annual Meeting of stockholders. Mr. Highsmith is expected to serve on the Governance/Nominating Committee, and his term will expire at First Niagara’s 2013 Annual Meeting of stockholders. Mr. Woodson is expected to serve on the Audit Committee and on the Executive Committee, and his term will expire at First Niagara’s 2012 Annual Meeting of stockholders.
As of the time of the filing of this current report on Form 8-K, First Niagara had not yet determined whether any of Ms. Coady, Mr. Highsmith or Mr. Woodson, or any member of their respective immediate families, has or will have any material interest in any transaction with First Niagara or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. First Niagara has begun procedures to determine this information, which First Niagara will provide by filing an amendment to this current report on Form 8-K within four business days after any information requiring disclosure under this Item is determined or becomes available.

Item 9.01	Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired.
The audited consolidated balance sheets of NewAlliance as of December 31, 2010 and December 31, 2009 and the audited consolidated statements of income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2010, and the notes related thereto, which were included in NewAlliance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (filed on March 1, 2011), are filed as Exhibit 99.2 and incorporated herein by reference.

The report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, dated February 28, 2011, with respect to the consolidated financial statements of NewAlliance is included in Exhibit 99.2 to this current report on Form 8-K.
(b) Pro Forma Financial Information.
The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after the date by which this current report on Form 8-K is required to be filed.
(c) Not Applicable.
(d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of August 18, 2010 by and among First Niagara Financial Group, Inc., NewAlliance Bancshares, Inc. and FNFG Merger Sub, Inc. (incorporated herein by reference to First Niagara’s current report on Form 8-K, filed on August 20, 2010).

2.2
First Amendment to the Agreement and Plan of Merger dated as of September 27, 2010 by and among First Niagara Financial Group, Inc., NewAlliance Bancshares, Inc. and FNFG Merger Sub, Inc. (incorporated herein by reference to First Niagara’s Form S-4, filed September 27, 2010, Appendix A2, File No. 333-169598).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, dated April 14, 2011, with respect to the consolidated financial statements of NewAlliance Bancshares, Inc.

99.1	Press Release issued by First Niagara Financial Group, Inc. dated April 15, 2011.

99.2	Historical audited consolidated financial statements of NewAlliance Bancshares, Inc. for the fiscal year ended December 31, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: April 15, 2011	By:	/s/ Gregory W. Norwood
Gregory W. Norwood
Chief Financial Officer (Duly authorized representative)

Exhibit Index

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of August 18, 2010 by and among First Niagara Financial Group, Inc., NewAlliance Bancshares, Inc. and FNFG Merger Sub, Inc. (incorporated herein by reference to First Niagara’s current report on Form 8-K, filed on August 20, 2010).

2.2
First Amendment to the Agreement and Plan of Merger dated as of September 27, 2010 by and among First Niagara Financial Group, Inc., NewAlliance Bancshares, Inc. and FNFG Merger Sub, Inc. (incorporated herein by reference to First Niagara’s Form S-4, filed September 27, 2010, Appendix A2, File No. 333-169598).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, dated April 14, 2011, with respect to the consolidated financial statements of NewAlliance Bancshares, Inc.

99.1	Press Release issued by First Niagara Financial Group, Inc. dated April 15, 2011.

99.2	Historical audited consolidated financial statements of NewAlliance Bancshares, Inc for the fiscal year ended December 31, 2010.